Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Agreement”) is made as of the 27th day of June, 2008 by and between MICROFLUIDICS INTERNATIONAL CORPORATION, a Delaware corporation (the “Grantor”), and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”).

RECITALS

A.            Bank has agreed to make advances of money and to extend certain financial accommodations to Grantor (the “Loan”), pursuant to a certain Loan and Security Agreement dated as of the date hereof, by and between Grantor and Bank, as amended from time to time (as amended, the “Loan Agreement”).  The Loan is secured pursuant to the terms of the Loan Agreement.  Bank is willing to enter into certain financial accommodations with Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works (each as defined below), and other assets, to secure the obligations of Grantor under the Loan Agreement.  Capitalized terms used but not defined herein shall have the same meanings as in the Loan Agreement.

B.            Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral (as defined therein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Grantor’s Indebtedness (as defined below), Grantor hereby represents, warrants, covenants and agrees as follows:

1.             Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future indebtedness, obligations and liabilities to Bank (hereinafter, the “Indebtedness”), including, without limitation, under the Loan Agreement, Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under its registered and unregistered intellectual property collateral (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished, registered or unregistered, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth for each Grantor on EXHIBIT A attached hereto (collectively, the “Copyrights”);

(b)           Any and all trade secret rights, including any rights to unpatented inventions, know-how, operating  manuals, license rights and agreements, and confidential information, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications for each Grantor set forth on EXHIBIT B attached hereto (collectively, the “Patents”);

(e)           Any trademark and service mark rights, slogans, trade dress, and tradenames, trade styles,  whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth for each Grantor on EXHIBIT C attached hereto (collectively, the “Trademarks”);

(f)            All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth for each Grantor on EXHIBIT D attached hereto (collectively, the  “Mask Works”);

(g)           Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)           All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights, including, without limitation those set forth for each Grantor on EXHIBIT E attached hereto (collectively, the “Licenses”); and

(i)            All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)            All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.             Authorization and Request.  Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement, and any amendments thereto, or copies thereof.

3.             Covenants and Warranties.  Grantor represents, warrants, covenants and agrees as follows:

(a)           Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business.

(b)           Performance of this IP Agreement does not conflict with or result in a breach of any material agreement to which Grantor is bound.

(c)           During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business or as set forth in this IP Agreement;

(d)           To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

(e)           Grantor shall promptly advise Bank of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Agreement;

(f)            Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be

abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

(g)           Grantor shall take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank’s interest in the Intellectual Property Collateral;

(h)           This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral this IP Agreement will create, at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Bank a valid and perfected first priority security interest and collateral assignment in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement;

(i)            To its knowledge, except for, and upon, the filing of UCC financing statements, or other notice filings or notations in appropriate filing offices, if necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (a) for the grant by Grantor of the security interest granted hereby, or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (b) for the perfection in the United States or the exercise by Bank of its rights and remedies thereunder;

(j)            All information heretofore, herein or hereafter supplied to Bank by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

(k)           Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Bank’s prior written consent, which consent shall not be unreasonably withheld.  Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interest in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

(l)            Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Bank in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral or the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4.             Bank’s Rights.  Bank shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor.  Grantor shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses, including, without limitation, the reasonable attorney’s fees and expenses, incurred in the reasonable exercise of its rights under this section 4.

5.             Inspection Rights.  Grantor hereby grants to Bank and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than twice on an annual basis, or more frequently, as Bank shall determine in its sole discretion if an Event of Default has occurred and is continuing; provided, however, nothing herein shall entitle Bank access to Grantor’s trade secrets and other proprietary information.

6.             Further Assurances; Attorney in Fact.

(a)           On a continuing basis, Grantor will, upon request by Bank, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Bank, to perfect Bank’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Intellectual Property Collateral.

(b)           In addition to section 6(a) above, Grantor shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Grantor shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Grantor shall provide written notice to Bank of any application filed by Grantor in the United States Patent Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing.

(c)           Grantor hereby irrevocably appoints Bank as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Bank or otherwise, exercisable after an Event of Default from time to time in Bank’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

(i)            After an Event of Default, to modify, based on its good faith judgment, this IP Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Grantor no longer has or claims any right, title or interest; and

(ii)           To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Intellectual Property Collateral, without  notice to Grantor, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Intellectual Property Collateral.

7.             Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

(a)           An Event of Default occurs under the Loan Agreement; or any document from Grantor to Bank; or

(b)           Grantor breaches any warranty or agreement made by Grantor in this IP Agreement.

8.             Remedies.  Upon the occurrence and continuance of an Event of Default, Bank shall have the right to exercise all the remedies of a secured party under the New York Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place designated by Bank.  Bank shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.  Grantor will pay any expenses (including reasonable attorney’s fees) incurred by Bank in connection with the exercise of any of Bank’s rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral.  All of Bank’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9.             Indemnity.  Grantor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Grantor, whether under this IP Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Bank’s gross negligence or willful misconduct.

10.           Termination.  At such time as Grantor shall completely satisfy all of the obligations secured hereunder, Bank shall execute and deliver to Grantor all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder.

11.           Course of Dealing.  No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.           Amendments.  This IP Agreement may be amended only by a written instrument signed by both parties hereto.

13.           Counterparts.  This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

14.           Law and Jurisdiction.  Massachusetts law governs this IP Agreement without regard to principles of conflicts of law.  Grantor and Bank each submit to the exclusive jurisdiction of the state and Federal courts in the Commonwealth of Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Grantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Grantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Grantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail and that service so made shall be deemed completed upon the earlier to occur of Grantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST GRANTOR OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED

TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15.           Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s subsidiaries or affiliates in connection with their present or prospective business relations with Grantor; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank (other than as a result of Bank’s gross negligence or willful misconduct in publically disclosing such information); or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this IP Agreement to be executed as of the Effective Date.

Grantor:

MICROFLUIDICS INTERNATIONAL CORPORATION

By	/s/ Brian E. LeClair
Name:	Brian E. LeClair
Title:	Exec. V.P. & CFO

BANK:

SILICON VALLEY BANK

By	/s/ Mark Sperling
Name:	Mark Sperling
Title:	Vice President

[Signature Page to IP Agreement]

SCHEDULE

TRADEMARK SECURITY AGREEMENT

MFIC CORPORATION /MICROFLUIDICS CORPORATION

PATENTS & PATENT APPLICATIONS

1.	U.S. Patent No.	: 4,908,154 (expired 3-13-2007)
	Date of Patent	: March 13, 1990
	Inventor(s)	: Edward J. Cook, Arthur P. Lagace
	Assigned to	: Biotechnology Development Corporation (MFIC)

	Title:	Method of Forming Microemulsions

2.	U.S. Patent No.	: 5,533,254 (expired 8-06- 2002)
	Date of Patent	: August 6, 1985
	Inventor(s)	: Edward J. Cook, Arthur P. Lagace
	Assigned to	: Biotechnology Development Corporation (MFIC)

	Title:	Apparatus for Forming Emulsions (Microfluidizer® materials processor)

3.	U.S. Patent No.	: 6,221,332 B1
	Date of Patent	: April 24, 2001
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins
	Assigned to	: Microfluidics International Corporation (MFIC)

	Title:	Multiple Stream High Pressure Mixer/Reactor

4.	U.S. Patent No.	: 6,159,442
	Date of Patent	: December 12, 2000
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, David King, David Ginter, and Laurent Kieken
	Assigned to	: MFIC Corporation

	Title:	Use of Multiple Stream High Pressure Mixer/Reactor

5.	European Patent No.	: EP 1 011 856 B1
	Date of Patent	: September 4, 2003
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, King, David Ginter, Mark and Kieken, Laurent
	Assigned to	: Microfluidics International Corporation / Catalytica Advanced Technologies, Inc.

	Title:	Multiple Stream High Pressure Mixer/Reactor

6.	Canadian Patent Appln. No.	: 2,229,284
	Date of Patent Appln.	: August 5, 1998
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, King, David Ginter, Mark and Kieken, Laurent
	Assigned to	: Microfluidics International Corporation / Catalytica Advanced Technologies, Inc.

	Title:	Multiple Stream High Pressure Mixer/Reactor

PATENTS & PATENT APPLICATIONS (continued)

7.	U.S. Patent Appln. No.	: 12/108,245
	Date of Patent Appln.	: April 23, 2008
	Inventor(s)	: Thomai Panagiotou, Steven Mesite and Robert J. Fisher
	Assigned to	: MFIC Corporation

	Title:	Apparatus And Methods For Nanoparticle Generation and Process Intensification of Transport and Reaction Systems

SCHEDULE

TRADEMARK SECURITY AGREEMENT

TRADEMARKS / COPYRIGHTS/ WEBSITES-DOMAIN NAMES/Internet Brands

TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Status	Registration #	Date Filed	Date/Reg.	Owner
Microfluidizer	Registered	13,687,355	08/24/84	11/05/85	Microfluidics Corporation
mMFIC	Abandoned	110361/97*	03/25/99		MFIC Corporation

*Japanese Trademark Appln #: 110361/97 *

SCHEDULE      (continued)

WEBSITES

http://www.mficcorp.com/

and related pages

http://www.microfluidicscorp.com/

and related pages

http://www.mixerequipment.com/

and related pages

URLs & Domain Names

www.mficcorp.com

www.microfluidicscorp.com

www.mixerequipment.com

www.microfluidizer.us

www.microfluidicscorp.com.tw

www.microfluidicscorp.tw

www.microfluidizer.com.tw

www.microfluidizer.net.tw

www.mfics.com.tw

www.mfics.tw

www.microfluidicscorp.hk

www.microfluidizer.hk

www.mfics.hk

www.mfics.cn

www.mfics.com.cn

www.microfluidicscorp.org.cn

www.microfluidizer.org.cn

www.mfics.org.cn

www.microfluidicscorp.net.cn

www.microfluidizer.net.cn

www.mfics.net.cn

www.microfluidicscorp.asia

www.microfluidizer.asia

www.mfics.com.asia

www.mficcorp.com

www.microfluidicscorp.com

www.microfluidizer.us

www.mixerequipment.com

www.submicronparticles.com

www.tinyparticles.com

www.disruptcells.com

www.particlereduction.com

www.microfluidicsnanoemulsions.com

www.microfluidicsnanodispersions.com

www.microfluidicsnanoparticles.com

www.microfluidizer.net

Internet Brand Names

Microfluidicscorp

Mfics

Microfluidizer